Exhibit 23






                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Puget Sound Power & Light Company on Form S-3 (File Nos. 33-26818 and 33-53056) and Form S-8 (No. 33-27396) of our report dated February 10, 1994, on our audits of the consolidated financial statements and financial statement schedules of Puget Sound Power & Light Company as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, which report is included in this Annual Report on Form 10-K.





Seattle, Washington
March 21, 1994